Exhibit 99.1

Inphi Corporation Delivers Record Revenue in Q4 2020

Strong Year-Over-Year Growth Driven by Cloud

SAN JOSE, Calif., February 2, 2021 – Inphi Corporation (NASDAQ: IPHI), a leader in high-speed data movement interconnects, today announced financial results for its fourth quarter and fiscal year ended December 31, 2020. Inphi Corporation will not host a conference call to discuss its results for the fourth quarter of 2020 due to the proposed acquisition of Inphi Corporation by Marvell Technology Group Ltd.

GAAP Results

Revenue in the fourth quarter of 2020 was a record $187.5 million on a U.S. generally accepted accounting principles (GAAP) basis, up 82.3% year-over-year, compared with $102.9 million in the fourth quarter of 2019. The increase was due to higher demand for Cloud and Telecommunications products as well as the inclusion of eSilicon revenues as a result of the acquisition that closed on January 10, 2020.

Gross margin under GAAP in the fourth quarter of 2020 was 54.9%, compared with 59.9% in the fourth quarter of 2019. The decrease was mainly due to amortization of intangibles related to the eSilicon acquisition and product and revenue mix.

GAAP operating loss in the fourth quarter of 2020 was $2.5 million or (1.3%) of revenue, compared to GAAP operating loss in the fourth quarter of 2019 of $8.8 million or (8.6%) of revenue. The decrease in operating loss was mainly due to higher gross profit, partially offset by higher operating expenses.

GAAP net loss for the fourth quarter of 2020 was $12.0 million or ($0.23) per diluted common share, compared with $13.4 million or ($0.29) per diluted common share in the fourth quarter of 2019.

Inphi reports gross profit, operating expenses, operating income (loss), net income (loss), and earnings per share in accordance with GAAP and on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP gross profit, operating expenses, operating income (loss), net income (loss), and earnings per share, as well as a description of the items excluded from the non-GAAP calculations is included in the financial statements portion of this press release.

Non-GAAP Results

Gross margin on a non-GAAP basis in the fourth quarter of 2020 was 64.3%, compared with 69.2% in the fourth quarter of 2019. The decrease was due to product mix, mainly from the sale of eSilicon products that have a lower margin.

Non-GAAP operating income in the fourth quarter of 2020 was $54.6 million or 29.1% of revenue, compared with non-GAAP operating income of $23.4 million or 22.7% of revenue in the fourth quarter of 2019. The increase is primarily due to higher gross profit and higher operating leverage.

Non-GAAP net income in the fourth quarter of 2020 was $50.0 million, or $0.91 per diluted common share. This compares with non-GAAP net income of $23.1 million, or $0.47 per diluted common share in the fourth quarter of 2019.

“We are very pleased to report another record revenue quarter demonstrating 82% growth year-over-year driven by strength from acquisitions as well as across all segments highlighted by Cloud revenue, which grew an impressive 69% year-over-year. Additionally, looking at our annual results in 2020 more than half of our growth was organic, growing 46% year-over- year, clearly outpacing broader industry growth projections” said Ford Tamer, President and CEO of Inphi Corporation. “We continue to capitalize on our strategy of leading-edge investments in cloud infrastructure and optical interconnect, opening up new market opportunities to drive revenue growth.”

Year Ended 2020 Results

Revenue in the year ended December 31, 2020 was $683.0 million, compared with $365.6 million in the year ended December 31, 2019. GAAP net loss in the year ended December 31, 2020 was $59.7 million, or ($1.20) per diluted share, on approximately 49.9 million diluted weighted average common shares outstanding. This compares with GAAP net loss of $72.9 million, or ($1.61) per diluted share, on approximately 45.2 million diluted weighted average common shares outstanding in the year ended December 31, 2019.

Non-GAAP net income in the year ended December 31, 2020 was $180.3 million, or $3.37 per diluted weighted average common share outstanding, on approximately 53.4 million diluted weighted average common shares outstanding. This compares with non-GAAP net income of $76.6 million in the year ended December 31, 2019, or $1.61 per diluted weighted average common share outstanding, on approximately 47.6 million diluted weighted average common shares outstanding.

About Inphi

Inphi Corporation is a leader in high-speed data movement. We move big data -- fast, throughout the globe, between data centers, and inside data centers. Inphi's expertise in signal integrity results in reliable data delivery, at high speeds, over a variety of distances. As data volumes ramp exponentially due to video streaming, social media, cloud-based services, and wireless infrastructure, the need for speed has never been greater. That's where we come in. Customers rely on Inphi's solutions to develop and build out the Service Provider and Cloud infrastructures, and data centers of tomorrow. To learn more about Inphi, visit www.inphi.com.

# # #

Cautionary Note Concerning Forward-Looking Statements

These forward-looking statements may be identified by terms such as outlook, believe, expect, may, will, provide, continue, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to the Company’s business outlook, the Company’s expectations regarding growth opportunities, success of our growth strategy, strength of the cloud market and optical interconnect, new market opportunities, revenue growth and the benefits of using non-GAAP financial measures. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of target markets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in demand, including as a result of the impact of the COVID-19 pandemic, changes in government regulation, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2019, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact: Kim Markle 408-217-7329 kmarkle@inphi.com	Investor Contact: Vernon P. Essi, Jr. 408-606-6524 investors@inphi.com

INPHI CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue	$187,541	$102,896	$682,954	$365,635
Cost of revenue	84,579	41,297	311,823	152,814
Gross margin	102,962	61,599	371,131	212,821
Operating expenses:
Research and development	70,446	49,876	269,147	183,875
Sales and marketing	16,016	12,378	61,290	47,722
General and administrative	19,011	8,194	57,519	30,672
Total operating expenses	105,473	70,448	387,956	262,269
Loss from operations	(2,511)	(8,849)	(16,825)	(49,448)
Loss on early extinguishment of convertible debt	(93)	-	(13,539)	-
Interest expense, net of other income	(6,451)	(5,415)	(24,926)	(23,067)
Loss before income taxes	(9,055)	(14,264)	(55,290)	(72,515)
Provision (benefit) for income taxes	2,972	(856)	4,454	396
Net loss	$(12,027)	$(13,408)	$(59,744)	$(72,911)

Earnings per share:
Basic	$(0.23)	$(0.29)	$(1.20)	$(1.61)
Diluted	$(0.23)	$(0.29)	$(1.20)	$(1.61)

Weighted-average shares used in computing earnings per share:
Basic	52,626,086	45,728,736	49,901,181	45,226,717
Diluted	52,626,086	45,728,736	49,901,181	45,226,717

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in thousands of dollars)		(in thousands of dollars)
	(Unaudited)		(Unaudited)
Cost of revenue	$1,826	$1,776	$7,859	$6,208
Research and development	16,773	11,311	62,768	42,265
Sales and marketing	6,670	3,832	22,990	15,561
General and administrative	4,677	3,339	17,630	12,821

	$29,946	$20,258	$111,247	$76,855

INPHI CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)
(Unaudited)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$103,529	$282,723
Investments in marketable securities	63,389	140,131
Accounts receivable, net	111,436	60,295
Inventories	111,403	55,013
Prepaid expenses and other current assets	10,137	17,463
Total current assets	399,894	555,625

Property and equipment, net	133,556	79,563
Goodwill	181,688	104,502
Intangible assets, net	231,633	168,290
Right of use asset, net	30,855	33,576
Other assets, net	30,610	34,450
Total assets	$1,008,236	$976,006

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$36,387	$18,771
Accrued expenses and other current liabilities	92,845	51,820
Deferred revenue	3,281	3,719
Convertible debt	58,004	217,467
Total current liabilities	190,517	291,777
Convertible debt	405,689	258,711
Other liabilities	58,320	78,917
Total liabilities	654,526	629,405

Stockholders’ equity:
Common stock	53	46
Additional paid-in capital	654,883	587,862
Accumulated deficit	(302,551)	(242,807)
Accumulated other comprehensive income	1,325	1,500
Total stockholders’ equity	353,710	346,601
Total liabilities and stockholders’ equity	$1,008,236	$976,006

INPHI CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of dollars)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net loss	$(12,027)	$(13,408)	$(59,744)	$(72,911)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and stock-based compensation	64,361	43,594	238,897	173,549
Amortization and accretion related to debt	6,693	7,338	29,277	28,353
Loss on extinguishment of debt	93	-	13,539	-
Deferred income taxes	2,545	(599)	3,703	337
Net unrealized gain on equity investments	(67)	(124)	(2,010)	(2,201)
Gain from sale of equity investment	-	(924)	(4,999)	(924)
Loss on termination of software lease contracts	-	-	3,370	-
Other noncash items	403	(187)	576	(720)
Changes in assets and liabilities, net of acquisition	(17,359)	(13,735)	(67,024)	(28,539)
Net cash provided by operating activities	44,642	21,955	155,585	96,944

Cash flows from investing activities:
Purchases of property and equipment	(22,308)	(12,291)	(74,823)	(29,518)
Sales or maturities of marketable securities, net of purchases	11,348	134,127	76,751	97,248
Purchases of intangible assets	(160)	-	(788)	(1,137)
Acquisitions of business and equity investments, net of cash and proceeds	-	(576)	(214,731)	(3,576)
Net cash provided by (used in) investing activities	(11,120)	121,260	(213,591)	63,017

Cash flows from financing activities:
Proceeds from exercise of stock options and ESPP	9,013	709	19,083	8,990
Minimum tax withholding paid on behalf of employees for net share settlement	(31,205)	(7,898)	(80,375)	(33,596)
Payments of obligations related to purchase of intangible assets and equipment financing	(4,224)	(4,421)	(35,493)	(24,650)
Proceeds (payments) from issuance of convertible debt, net of cost	(250)	-	492,493	-
Payment for convertible debt debt repurchases and conversion	(51,234)	-	(461,236)	-
Purchase of capped call options	-	-	(55,660)	-
Net cash used in financing activities	(77,900)	(11,610)	(121,188)	(49,256)

Net increase (decrease) in cash and cash equivalents	(44,378)	131,605	(179,194)	110,705
Cash and cash equivalents at beginning of period	147,907	151,118	282,723	172,018

Cash and cash equivalents at end of period	$103,529	$282,723	$103,529	$282,723

INPHI CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands of dollars, except share and per share amounts)

To supplement the financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, legal, transition costs and other expenses, related to acquisitions, including the potential merger with Marvell, purchase price fair value adjustments related to acquisitions, non-cash interest expense and loss on extinguishment related to convertible debt, unrealized gain or loss on equity investments, lease expense on building not occupied and deferred tax asset valuation allowance. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, income from operations, net income and earnings per share, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2020		2019		2020		2019
GAAP gross margin to Non-GAAP gross margin
GAAP gross margin	$102,962		$61,599		$371,131		$212,821
Adjustments to GAAP gross margin:
Stock-based compensation	1,826	(a)	1,776	(a)	7,859	(a)	6,208	(a)
Amortization of inventory step-up	87	(b)	-		4,569	(b)	-
Amortization of intangibles	15,460	(c)	7,815	(c)	54,304	(c)	36,987	(c)
Depreciation on step-up values of fixed assets	167	(d)	2	(d)	390	(d)	(25)	(d)
Non-GAAP gross margin	$120,502		$71,192		$438,253		$255,991

GAAP operating expenses to Non-GAAP operating expenses
GAAP research and development	$70,446		$49,876		$269,147		$183,875
Adjustments to GAAP research and development:
Stock-based compensation	(16,773)	(a)	(11,311)	(a)	(62,768)	(a)	(42,265)	(a)
Depreciation on step-up values of fixed assets	(158)	(d)	(164)	(d)	(413)	(d)	(518)	(d)
Acquisition related expenses	(580)	(e)	-		(10,871)	(e)	-
Non-GAAP research and development	$52,935		$38,401		$195,095		$141,092

GAAP sales and marketing	$16,016		$12,378		$61,290		$47,722
Adjustments to GAAP sales and marketing:
Stock-based compensation	(6,670)	(a)	(3,832)	(a)	(22,990)	(a)	(15,561)	(a)
Amortization of intangibles	(2,432)	(c)	(2,432)	(c)	(9,727)	(c)	(9,725)	(c)
Depreciation on step-up values of fixed assets	(24)	(d)	(3)	(d)	(61)	(d)	(10)	(d)
Acquisition related expenses	(50)	(e)	-		(790)	(e)	-
Non-GAAP sales and marketing	$6,840		$6,111		$27,722		$22,426

GAAP general and administrative	$19,011		$8,194		$57,519		$30,672
Adjustments to GAAP general and administrative:
Stock-based compensation	(4,677)	(a)	(3,339)	(a)	(17,630)	(a)	(12,821)	(a)
Amortization of intangibles	(69)	(c)	(69)	(c)	(278)	(c)	(417)	(c)
Depreciation on step-up values of fixed assets	(87)	(d)	(6)	(d)	(212)	(d)	(20)	(d)
Acquisition related expenses	(8,011)	(e)	(1,015)	(e)	(14,643)	(e)	(1,015)	(e)
Expense on lease that was not yet occupied	-		(462)	(f)	(1,709)	(f)	(462)	(f)
Loss on claim settlement from ClariPhy acquisition	-		-		-		(400)	(g)
Non-GAAP general and administrative	$6,167		$3,303		$23,047		$15,537
Non-GAAP total operating expenses	$65,942		$47,815		$245,864		$179,055
Non-GAAP income from operations	$54,560		$23,377		$192,389		$76,936

GAAP net loss to Non-GAAP net income
GAAP net loss	$(12,027)		$(13,408)		$(59,744)		$(72,911)
Adjusting items to GAAP net loss:
Operating expenses related to stock-based compensation expense	29,946	(a)	20,258	(a)	111,247	(a)	76,855	(a)
Amortization of inventory step-up	87	(b)	-		4,569	(b)	-
Amortization of intangibles related to purchase price	17,961	(c)	10,316	(c)	64,309	(c)	47,129	(c)
Depreciation on step-up values of fixed assets	436	(d)	175	(d)	1,076	(d)	523	(d)
Acquisition related expenses	8,641	(e)	1,015	(e)	26,304	(e)	1,015	(e)
Expense on lease that was not yet occupied	-		462	(f)	1,709	(f)	462	(f)
Loss on claim settlement from ClariPhy acquisition	-		-		-		400	(g)
Accretion and amortization expense on convertible debt	6,693	(h)	7,338	(h)	29,277	(h)	28,353	(h)
Loss on extinguishment of convertible debt	93	(i)	-		13,539	(i)	-
Net realized and unrealized loss (gain) on equity investment	(67)	(j)	(1,049)	(j)	(7,008)	(j)	(3,126)	(j)
Loss on retirement of certain property and equipment from acquisitions	-		-		444	(k)	7	(k)
Loss on claim settlement from Exactik disposition	-		-		-		296	(l)
Valuation allowance and tax effect of the adjustments above from GAAP to non-GAAP	(1,797)	(m)	(2,029)	(m)	(5,390)	(m)	(2,432)	(m)
Non-GAAP net income	$49,966		$23,078		$180,332		$76,571

Shares used in computing non-GAAP basic earnings per share	52,626,086		45,728,736		49,901,181		45,226,717

Shares used in computing non-GAAP diluted earnings per share before offsetting shares from call option	56,497,856		51,298,035		54,956,850		48,766,301
Offsetting shares from call option	1,354,504		2,225,969		1,524,512		1,176,787
Shares used in computing non-GAAP diluted earnings per share	55,143,352		49,072,066		53,432,338		47,589,514

Non-GAAP earnings per share:
Basic	$0.95		$0.50		$3.61		$1.69
Diluted	$0.91		$0.47		$3.37		$1.61

GAAP gross margin as a % of revenue	54.9%		59.9%		54.3%		58.2%
Stock-based compensation	1.0%		1.7%		1.2%		1.7%
Amortization of inventory fair value step-up and intangibles	8.4%		7.6%		8.7%		10.1%
Non-GAAP gross margin as a % of revenue	64.3%		69.2%		64.2%		70.0%

(a)

Reflects the stock-based compensation expense recorded relating to stock-based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(b)

Reflects the cost of goods sold fair value amortization of inventory step-up related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(c)

Reflects the fair value amortization of intangibles related to acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(d)

Reflects the fair value depreciation of fixed assets related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(e)

Reflects the legal, transition costs and other expenses related to acquisitions, including potential merger with Marvell. The transition costs also include short-term cash retention bonus payments to eSilicon employees. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(f)

Reflects the expense on building lease not yet occupied. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(g)

Reflects the loss on settlement of certain customer claims from the ClariPhy acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(h)

Reflects the accretion and amortization expense on convertible debt. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(i)

Reflects the loss on early extinguishment of convertible debt. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(j)

Reflects the unrealized and realized gain or loss on equity investments. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(k)

Reflects the loss on disposal of certain property and equipment from the acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(l)

Reflects the loss on settlement of claim from the Exactik business disposal. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(m)

Reflects the change in valuation allowance and delta in interim period tax allocation from GAAP to non-GAAP related to non-GAAP adjustments. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.